EXHIBIT (a)(1)(E)

Offer to Holders

of

13,800,000 Outstanding Warrants

of

AVANTAIR, INC.

to Allow Warrants to be Tendered for Exercise as follows:

(i)	By paying a reduced cash exercise price of $3.00 per share of Common Stock underlying the Warrants, and

(ii)
For each Warrant a holder exercises by paying the reduced cash exercise price, by engaging in one cashless exercise whereby the holder exchanges ten (10) additional Warrants for one (1) additional share of Common Stock.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
EASTERN STANDARD TIME, ON _______ __, 2008, UNLESS THE OFFER IS
EXTENDED.

____ __, 2008

To Our Clients:

Enclosed for your consideration are the Offer Letter, dated ____ __, 2008 (the “Offer Letter”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the Offer by Avantair, Inc., a Delaware corporation (the “Company”), for a period of _______ (__) business days or until _______ __, 2008, to the holders (“Holders”) of the Company’s publicly traded warrants (the “Warrants”) that are outstanding, which were issued by Ardent Acquisition Corporation, the Company’s legal predecessor, in its initial public offering. Pursuant to the Offer, Holders may tender their Warrants for shares of common stock, par value $.0001 per share (the “Common Stock”), as follows:

•
A Holder may engage in a cash exercise by paying a reduced cash exercise price of $3.00 per share of Common Stock underlying the Warrants. A Holder may exercise on a cash basis as few or as many Warrants as the Holder elects.

•
For each Warrant a Holder exercises by paying the reduced cash exercise price, the Holder has the option to engage in one cashless exercise by exchanging ten (10) additional Warrants for one (1) additional share of Common Stock. Thus, the total number of Warrants exchanged on a cashless basis may not exceed the product of the total number of Warrants exercised on cash basis multiplied by ten. Warrants exchanged in a cashless exercise will only be accepted in groups of ten and no shares or fractional shares of Common Stock will be issued with respect to a group of warrants of nine or less. Exercising Warrants on a cashless basis is at the option of the Holder and is not a requirement to participating in the cash exercise described above.

WARRANTS WHICH ARE NOT TENDERED DURING THE OFFER PERIOD WILL THEREAFTER RETAIN THEIR CURRENT TERMS, INCLUDING THE CURRENT $5.00 EXERCISE PRICE AND EXPIRATION DATE OF FEBRUARY 23, 2009.

Investing in the Company’s securities involves a high degree of risk. See “Risk Factors” in Section 12 on page 29 of the enclosed Offer Letter for a discussion of information that you should consider before tendering Warrants in this Offer.

IT IS THE COMPANY’S CURRENT INTENT NOT TO CONDUCT ANOTHER OFFER TO PROMOTE THE EARLY EXERCISE OF THE WARRANTS, BUT THE COMPANY RESERVES THE RIGHT TO DO SO IN THE FUTURE, AS WELL AS TO REDEEM THE WARRANTS IF AND WHEN IT IS PERMITTED TO DO SO PURSUANT TO THE WARRANT TERMS. PURSUANT TO THEIR ORIGINAL TERMS, THE WARRANTS MAY BE REDEEMED IN WHOLE AND NOT IN PART AT A PRICE OF $0.01 PER WARRANT IF THE SALES PRICE OF THE COMPANY’S COMMON STOCK EQUALS OR EXCEEDS $8.50 PER SHARE FOR ANY 20 TRADING DAYS WITHIN A 30 TRADING DAY PERIOD ENDING 3 BUSINESS DAYS BEFORE A NOTICE OF REDEMPTION IS SENT.

You may exercise some or all of your Warrants, and you may exercise your Warrants pursuant to either method, or a combination of methods, identified above. If you want to exercise Warrants in this Offer, please specify the method of exercising your Warrants you are using. If you are using more than one method of exercising your Warrants, please specify the number of Warrants for each method. Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to submit your Warrants. In addition, in the event Warrants you wish to exercise pursuant to the Offer are included as part of a unit held by you, you must instruct us in the accompanying letter from you to separate the units prior to exercise.

If you tender Warrants, you may withdraw your tendered Warrants before the Expiration Date and retain them on their original terms, by following the instructions herein, subject to the following. If you tendered Warrants for both cash exercise at the reduced price and cashless exercise, then before the Expiration Date:

•	You may withdraw some or all of the Warrants tendered for cashless exercise without affecting the Warrants tendered for cash exercise; but

•
If you withdraw some or all of the Warrants tendered in the cash exercise, you will be required to withdraw (or you will be treated as having withdrawn) Warrants tendered in the cashless exercise, if your tender for cashless exercise exceeds the limit of ten Warrants for each one Warrant tendered in a cash exercise.

We are the owner of record of shares held for your account. As such, we are the only ones who can exercise and tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to exercise and tender Warrants we hold for your account.

Please instruct us as to whether you wish us to exercise any or all of the Warrants we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	The Offer is subject to certain conditions set forth in Sections 1 through 4 of the Offer Letter.

2.	The Offer and withdrawal rights will expire at 5 p.m., Eastern Standard Time, on _______ __, 2008, unless the Company extends the Offer.

3.	The Offer is for 13,800,000 Warrants, constituting 100% of the total number of the Company’s publicly traded outstanding Warrants as of June 10, 2008.

4.	Tendering Holders who are registered Holders or who tender their shares directly to Continental Stock Transfer & Trust Company will not be obligated to pay any brokerage commissions.

5.	If your Warrants are held as part of the Company’s outstanding Units, you must first instruct us to separate the Units before the Warrants can be exercised.

If you wish to have us exercise any or all of your Warrants, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to exercise your Warrants, we will exercise and tender all your Warrants unless you specify otherwise on the attached Instruction Form.

NO FRACTIONAL SHARES WILL BE ISSUED IN THE OFFER. WARRANTS EXCHANGED IN A CASHLESS EXERCISE WILL ONLY BE ACCEPTED IN GROUPS OF TEN.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer and withdrawal rights will expire at 5:00 p.m., Eastern Standard Time, on _______ __, 2008, unless the Offer is extended.

The Offer is being made solely under the Offer Letter and the Letter of Transmittal and is being made to all record Holders. The Offer is not being made to, nor will tenders be accepted from or on behalf of, Holders residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the Offer. However, neither the Company’s management nor its Board of Directors, Officers, or Employees, nor the depositary makes any recommendation to any warrant holder as to whether to exercise or refrain from exercising any Warrants. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Offer and should consult your own investment and tax advisors. You must decide whether to exercise your Warrants and, if so, how many Warrants to exercise and by which method. In doing so, you should read carefully the information in the Offer Letter and the Letter of Transmittal.

INSTRUCTION FORM WITH RESPECT TO

Offer to Holders

of

13,800,000 Outstanding Warrants

of

AVANTAIR, INC.

to Allow Warrants to be Tendered for Exercise as follows:

(i)	By paying a reduced cash exercise price of $3.00 per share of Common Stock underlying the Warrants, and

(ii)
For each Warrant a holder exercises by paying the reduced cash exercise price, by engaging in one cashless exercise whereby the holder exchanges ten (10) additional Warrants for one (1) additional share of Common Stock.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
EASTERN STANDARD TIME, ON _______ ___, 2008, UNLESS THE OFFER IS
EXTENDED.

The undersigned acknowledges receipt of your letter to clients and the enclosed Offer Letter, dated ____ __, 2008 (the “Offer Letter”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the Offer by Avantair, Inc., a Delaware corporation (the “Company”), for a period of _______ (__) business days or until _______ __, 2008, to the holders (“Holders”) of the Company’s publicly traded warrants (the “Warrants”) that are outstanding, which were issued by Ardent Acquisition Corporation, the Company’s legal predecessor, in its initial public offering. Pursuant to the Offer, Holders may tender their Warrants for shares of common stock, par value $.0001 per share (the “Common Stock”), as follows:

•
A Holder may engage in a cash exercise by paying a reduced cash exercise price of $3.00 per share of Common Stock underlying the Warrants. A Holder may exercise on a cash basis as few or as many Warrants as the Holder elects.

•
For each Warrant a Holder exercises by paying the reduced cash exercise price, the Holder has the option to engage in one cashless exercise by exchanging ten (10) additional Warrants for one (1) additional share of Common Stock. Thus, the total number of Warrants exchanged on a cashless basis may not exceed the product of the total number of Warrants exercised on cash basis multiplied by ten. Warrants exchanged in a cashless exercise will only be accepted in groups of ten and no shares or fractional shares of Common Stock will be issued with respect to a group of warrants of nine or less. Exercising Warrants on a cashless basis is at the option of the Holder and is not a requirement to participating in the cash exercise described above.

The undersigned hereby instructs you to exercise the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer Letter; (2) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (3) the future value of the Company’s Common Stock is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer Letter; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

☐
Please check if any or all of your Warrants being exercised are part of a unit. As the Warrants you are being instructed to exercise pursuant to the Offer are held as part of a unit, please separate the unit and undertake all actions necessary to allow for the exercise of the outstanding Warrants.

Number of Warrants to be exercised by you for the account of the undersigned:

1.	WARRANTS EXERCISED PURSUANT TO REDUCED CASH EXERCISE PRICE OF $3.00*

2.	WARRANTS EXERCISED PURSUANT TO CASHLESS EXERCISE (this number must be (i) a multiple of ten and (ii) no more than the product of Line 1 multiplied by ten)*

*
We will only exercise the number of Warrants indicated herein, according to the methods indicated herein, subject to the terms and conditions of the Offer. We will not exercise any Warrants held for your account in excess of the total number set forth above.

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SIGNATURES

Sign: x	Date:
Name:

Tax Identification No.:

Address:

Telephone No.:

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